UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 6, 2006

ARTISTdirect, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30063	95-4760230
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification Number)
Organization)

1601 Cloverfield Boulevard, Suite 400 South, Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

Members of the management team of ARTISTdirect, Inc. (the “Registrant”) will begin making non-deal related presentations to certain brokerage firms and financial institutions on September 6, 2006. A copy of the power-point slides to be used by the Registrant at these presentations is furnished as Exhibit 99.1. The presentation includes certain numerical presentations that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation of GAAP to non-GAAP disclosures is also included under the “Financial Addendum” portion of Exhibit 99.1. A link to this Current Report and Exhibit 99.1 is also available on the Registrant’s website located on the Internet at www.artistdirect.com/company.

The information in this Item 7.01 and the exhibits attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this report contains is material investor information that is not otherwise publicly available.

Use of Non-GAAP Financial Information

The Registrant’s presentation of financial results includes “Adjusted EBITDA” as a financial measure, which is not a measure of performance calculated in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure that represents income or loss from continuing operations before net interest expense, provision for income taxes, depreciation and amortization, and also excludes certain other items, including stock-based compensation, adjustment to warrant liability, impairment losses, and non-recurring gains and losses.  Management excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of the Registrant’s normal operations.  The Registrant has provided this information because management believes that it is useful to investors in understanding the Registrant’s financial condition and results of operations.

Management believes that Adjusted EBITDA enhances an overall understanding of the Registrant’s financial performance by investors because it is frequently used by securities analysts and other interested parties in evaluating companies in the Registrant’s industry segment.  In addition, management believes that Adjusted EBITDA is useful in evaluating the Registrant’s operating performance compared to that of other companies in the Registrant’s industry segment because the calculation of Adjusted EBITDA eliminates the accounting effects of financing costs, income taxes and capital spending, which items may vary for different companies for reasons unrelated to overall operating performance.

However, Adjusted EBITDA is not a recognized measurement under GAAP, and when analyzing the Registrant’s operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, income (loss) from operations, income (loss) before income taxes, and net income (loss), or any other measure utilized in determining the Registrant’s operating performance that is calculated in accordance with GAAP.  Because Adjusted EBITDA is not calculated in accordance with GAAP, it may not be comparable to similarly-titled measures utilized by other companies.  Furthermore, Adjusted EBITDA is not intended to be a measure of the Registrant’s free cash flow, as it does not consider certain ongoing cash requirements, such as a required debt service payments and income taxes.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title

99.1	Power-point slides to be used at presentations by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: September 6, 2006
	By:	/s/ ROBERT N. WEINGARTEN
	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

99.1	Power-point slides to be used at presentations by the Registrant.